                                 [QUOVADX LOGO]

EXHIBIT NO. 99.1

Larry Thede, VP - Investor Relations
Quovadx, Inc.
(800) 723-3033 x346


      QUOVADX REPORTS FOURTH QUARTER RESULTS, RECORDS 36% SEQUENTIAL GROWTH
                           IN SOFTWARE LICENSE REVENUE

                    - SOFTWARE REVENUE TOTALS $3.7 MILLION -
                          - GROSS MARGIN EXCEEDS 50% -

ENGLEWOOD, CO, February 4, 2003 - Quovadx, Inc. (Nasdaq: QVDX), a leading provider of software and services enabling Competitive Process Advantage, today announced revenue of $15.6 million and a GAAP loss of $(3.5) million or $(0.11) per share, for the quarter ended December 31, 2002. These results show sequential improvement from third quarter, 2002 results of $15.0 million in revenue and a GAAP loss of $(96.7) million or $(3.22) per share, including a one-time, non-cash goodwill impairment charge of $(93.1) million or $(3.10) per share. The one-time charge was calculated in accordance with FAS 142. Revenue for the fourth quarter of 2001 was $19.8 million and net income in accordance with GAAP was $59,000 or $0.00 per share. For the quarter ended December 31, 2002, the company reported a pro forma EBITDA loss of $(0.02) per share. Pro forma results exclude interest income, taxes, depreciation and amortization and stock based compensation expense.

"I'm pleased to report that we ended the year on a positive note, and we continued to build momentum in the market for our products," said Lorine Sweeney, president and chief executive officer of Quovadx. "In just six months we've more than doubled our software revenue. The results announced today confirm our belief that the changes we implemented during 2002 in our sales and marketing areas have strengthened the company and position us well for the future."

Gross margin in the fourth quarter was 50.5%, excluding $1.6 million of software amortization, compared to 46.1% in the third quarter on the same basis, and 48.8% in the fourth quarter of 2001 on the same basis. The improvement reflects the Company's efforts to shift its revenue



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mix toward higher margin software sales. Software revenue in the fourth quarter totaled $3.7 million. This represents a 36% improvement over the third quarter, 2002, but a 14% decline from the $4.3 million of software revenue in the fourth quarter of 2001.

The Company has no debt and ended the fourth quarter with $47.6 million in cash and cash equivalents, compared to $52.6 million at September 30, 2002.

Full year 2002 revenues, which include results from the Company's 2001 acquisitions, were $63.7 million, an increase of 22% from $52.2 million in 2001. Year over year software license revenue grew 85% to $11.9 million for the twelve months ended December 31, 2002 compared to $6.4 million in the year earlier period.

Quovadx recorded a GAAP loss of $(104.1) million or $(3.47) per share for full year 2002. The results include a third quarter, one-time, non-cash goodwill impairment charge of $(93.1) or $(3.10) per share. Excluding the one-time non-cash charge, Quovadx reported a full year loss of $(11.0) million or $(0.37) per share. The GAAP loss for full year 2001 was $(4.3) million or $(0.20) per share.

Fourth Quarter Business Activity Included the Following:

         o HealthMarket, Inc., an innovative leader in the growing market of consumer driven health plans, licensed QDX(TM) Platform V as its integrated environment for business process automation and development of new software applications. QDX(TM) HIPAA Express was also purchased to facilitate its HIPAA-readiness program.

         o Novant Health, a non-profit healthcare system in western North Carolina, selected QDX Platform V to automate its business and system processes and enhance communications and collaboration. The migration to the latest QUOVADX(TM) technology improved message throughput by approximately 300 percent.

         o Scott and White Memorial Hospital, a large health system in Central Texas, chose QDX(TM) Trading Partner Manager to quickly respond to partner inquiries and ensure complete, accurate transactions. QUOVADX technology and services were also selected for HIPAA compliance.

         o Sparks Regional Medical Center in Arkansas selected QDX HIPAA Express to enhance its existing QDX Platform V integration and development environment in order to process HIPAA transactions.

         o Other customers signing contracts during the quarter included CGH Medical Center, Express Scripts, Inc., Gambro Healthcare, Health Plus, Inc., Massachusetts Eye & Ear Infirmary, New England Medical Center Hospital, Inc. and Oakwood Healthcare, Inc.



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         o        International success was demonstrated through contract wins with partners including Torex Health, one of Europe's largest medical IT providers, Health-Comm GmbH, a provider of various systems integration services in the Netherlands, Belgium and Switzerland and Lifeline Networks, a healthcare distributor based in the Netherlands.

         o In October, Quovadx introduced QDX Platform V, a next generation integrated product for rapid application development. It provides a flexible services-oriented architecture for building composite applications in an easy plug-and-play manner. It enables developers to call on a set of common tools, frameworks, engines, interfaces and other internal or external services to rapidly develop browser-based composite applications. Since its introduction, over 100 customers have requested to migrate to Platform V.

"We are entering 2003 with a more experienced sales team, strengthened channel partner relationships and an expanding suite of products," stated Ms. Sweeney. "Priorities for the coming year are to demonstrate organic growth by focusing on our customers' needs, expand gross margins by increasing software license revenue and maintain our financial strength. I'm confident that we are well positioned to benefit as the economy improves and technology spending increases."

FINANCIAL GUIDANCE

For the first quarter of 2003, Quovadx is targeting sequential improvement in software license revenue and total revenue as well as a smaller GAAP loss from that recorded in the fourth quarter of 2002.

ADOPTION OF EMERGING ISSUES TASK FORCE (EITF) ISSUE NO. 01-14

The Company's results reflect the adoption of the Emerging Issues Task Force
(EITF) Issue No. 01-14, which requires reimbursable "out-of-pocket" expenses to be characterized as revenue and corresponding expense in the Company's Statement of Operations. Prior to the adoption of this EITF, the Company reflected the reimbursement of out-of-pocket expenses as an offsetting reduction to operating expenses. This reclassification increased the previously reported first, second and third quarter, 2002 revenue and cost of revenue by $174,000, $197,000 and $161,000, respectively. The adjustments for the first, second, third and fourth quarter of 2001 increased previously reported revenue and cost of revenue by $95,000, $113,000, $210,000 and $344,000, respectively. The reclassification did not change the previously reported net income or net loss.



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CONFERENCE CALL

Quovadx will host a conference call today, February 4, 2003, at 5:00 P.M. EST, which will broadcast live over the Internet. Please visit the "Investors" or "Press" section of the Company's website at http://www.quovadx.com. For those who cannot access the live broadcast, a replay will be available at http://www.quovadx.com, or by calling (800) 642-1687 and entering access code 7553774. The replay will be available through February 12, 2003.


ABOUT QUOVADX, INC.

Quovadx is a trusted provider of software and services enabling Competitive Process Advantage. The company provides end-to-end business infrastructure and integration software and services, including consulting, transaction hosting and operations management for business-critical applications. QUOVADX(TM) technology helps more than 3,000 healthcare, media & entertainment and other organizations streamline business processes, solve difficult process integration challenges and unlock the value of legacy system investments to achieve rapid return on investments. Headquartered in Englewood, Colorado, Quovadx operates internationally with locations in nine major US metropolitan cities, and one in London. For more information, please visit http://www.quovadx.com.

Cautionary Statement: This press release contains "forward-looking statements", including statements about growth and future operational performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words that imply a future state such as "expected" or "anticipated" or imply that a particular future event or events will occur such as "will." Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results include the success of our sales and marketing strategy, our ability to grow revenues, market acceptance of our adaptive application solutions, the need to maintain and enhance relationships with system integrators and other parties, general and economic business conditions and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from Quovadx's investor relations webpage or from the SEC Website at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that our ability to reach the results described in the forward-looking statements could be impaired and our stock price could be adversely affected. We do not undertake any obligation to update or correct any forward-looking statements.

                                      # # #

QUOVADX and QDX are trademarks of Quovadx Inc. All other company and product names mentioned may be trademarks of the companies with which they are associated.



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QUOVADX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                          DECEMBER 31, 2002    DECEMBER 31, 2001
                                                          ------------------   ------------------
ASSETS
Current assets:
 Cash and cash equivalents                                $           31,244   $           55,030
 Short-term investments                                               16,377                8,456
 Accounts receivable                                                  13,194               10,104
 Work performed in advance of billings                                 5,571                7,816
 Other current assets                                                  1,904                3,048
                                                          ------------------   ------------------
Total current assets                                                  68,290               84,454

Property and equipment, net                                            5,326                7,443
Software, net                                                         20,465               18,295
Goodwill and other intangible assets                                   6,266              103,223
Other assets                                                           4,262                1,289
                                                          ------------------   ------------------
Total assets                                              $          104,609   $          214,704
                                                          ==================   ==================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                          $            1,288   $            1,654
Accrued liabilities                                                    6,007               11,646
Unearned revenue                                                       8,241                8,495
                                                          ------------------   ------------------
Current liabilities                                                   15,536               21,795

Deferred revenue and other long-term liabilities                       2,125                4,022
                                                          ------------------   ------------------
     Total liabilities                                                17,661               25,817
                                                          ------------------   ------------------

Commitments and contingencies

Total stockholders' equity                                            86,948              188,887
                                                          ------------------   ------------------
Total liabilities and stockholders' equity                $          104,609   $          214,704
                                                          ==================   ==================

End of the period common shares outstanding                           30,176               29,688
                                                          ==================   ==================


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QUOVADX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                                   THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                       DECEMBER 31,                 DECEMBER 31,
                                                               --------------------------    --------------------------
                                                                  2002           2001           2002            2001
                                                               -----------    -----------    -----------    -----------
Revenue                                                        $    15,642    $    19,848    $    63,658    $    52,180

Costs and expenses:
Cost of revenue                                                      7,750         10,154         33,702         31,804
Software amortization                                                1,585          1,655          5,458          2,079
Sales and marketing                                                  3,523          3,112         13,292          8,785
General and administrative                                           3,626          3,355         13,608         10,045
Research and development                                             2,193          1,453          7,209          4,792
Amortization of goodwill and other acquired intangibles                585            436          2,307          1,585
Stock compensation expense                                              53             79            231            460
                                                               -----------    -----------    -----------    -----------

Total costs and expenses                                            19,315         20,244         75,807         59,550
                                                               -----------    -----------    -----------    -----------
Loss from operations                                                (3,673)          (396)       (12,149)        (7,370)

Gain on sale of assets                                                  --             --             87             --
Goodwill impairment                                                     --             --        (93,085)            --
Interest income, net                                                   219            455          1,035          3,101
                                                               -----------    -----------    -----------    -----------
Net income (loss)                                              $    (3,454)   $        59    $  (104,112)   $    (4,269)
                                                               ===========    ===========    ===========    ===========

Weighted average common shares outstanding - basic                  30,153         29,367         29,987         21,308
                                                               ===========    ===========    ===========    ===========
Weighted average common shares outstanding - diluted                30,153         30,943         29,987         21,308
                                                               ===========    ===========    ===========    ===========

Net income (loss) per common share - basic and diluted         $     (0.11)   $      0.00    $     (3.47)   $     (0.20)
                                                               ===========    ===========    ===========    ===========

Unaudited Pro Forma Information:

Net income (loss) excluding goodwill impairment                $    (3,454)   $        59    $   (11,027)   $    (4,269)
                                                               ===========    ===========    ===========    ===========
Net income (loss) per share excluding goodwill impairment      $     (0.11)   $      0.00    $     (0.37)   $     (0.20)
                                                               ===========    ===========    ===========    ===========

Net income (loss)                                              $    (3,454)   $        59    $  (104,112)   $    (4,269)
Goodwill impairment                                                                    --         93,085             --
Interest income                                                       (219)          (455)        (1,035)        (3,101)
Depreciation                                                           787            934          3,360          3,055
Software amortization                                                1,585          1,655          5,458          2,079
Amortization of goodwill and other acquired intangibles                585            436          2,307          1,585
Stock compensation expense                                              53             79            231            460
                                                               -----------    -----------    -----------    -----------


Pro forma EBITDA (loss)                                        $      (663)   $     2,708    $      (706)   $      (191)
                                                               ===========    ===========    ===========    ===========

Basic and diluted pro forma EBITDA (loss) per share            $     (0.02)   $      0.09    $     (0.02)   $     (0.01)
                                                               ===========    ===========    ===========    ===========



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QUOVADX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2002
(IN THOUSANDS)
(UNAUDITED)

                                                                    THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                       DECEMBER 31,                      DECEMBER 31,
                                                               ------------------------------    ------------------------------
                                                                   2002            2001              2002              2001
                                                               -------------    -------------    -------------    -------------
Cash flows from operating activities
Net income (loss)                                              $      (3,454)   $          59    $    (104,112)   $      (4,269)
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
  Depreciation and amortization                                        2,372            3,978            8,673            6,099
  Amortization of goodwill and acquired intangibles                      585              436            2,307            1,585
  Goodwill impairment                                                     --               --           93,085               --
  Charge related to issuance of warrants                                  --               --               --              876
  Other                                                                  527               17              618            1,446
  Change in assets and liabilities:                                   (4,114)          (7,321)         (10,644)         (10,345)
                                                               -------------    -------------    -------------    -------------
         Net cash used in operating activities                        (4,084)          (2,831)         (10,073)          (4,608)
                                                               -------------    -------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                    (454)          (1,707)          (1,457)          (2,892)
  Business acquisition, net of acquired cash                              --           (4,846)          (1,633)          (6,784)
  Capitalized software development costs                                (612)          (1,107)          (3,733)          (1,903)
  Other investing activities                                              --              323                7             (300)
                                                               -------------    -------------    -------------    -------------
         Net cash used in investing activities                        (1,066)          (7,337)          (6,816)         (11,879)
                                                               -------------    -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                 166              739            1,024            4,551
  Principal payments under capital leases and long-term debt              --               --               --           (2,960)
  Other                                                                   --               63               --               63
                                                               -------------    -------------    -------------    -------------
         Net cash provided by financing activities                       166              802            1,024            1,654
                                                               -------------    -------------    -------------    -------------

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
  Net decrease                                                        (4,984)          (9,366)         (15,865)         (14,833)
  Beginning of period                                                 52,605           72,852           63,486           78,319
                                                               -------------    -------------    -------------    -------------
  End of period                                                $      47,621    $      63,486    $      47,621    $      63,486
                                                               =============    =============    =============    =============